Exhibit 99.1

Structured Asset Trust Unit Repackagings (SATURNS)

Series 2005-3 Trust

Receipt of Notice of Intent to Exercise Warrants in Full

CUSIP: 80410Q207

Symbol: HJR

FOR IMMEDIATE RELEASE:

May 28, 2014

NEW YORK, NEW YORK – Structured Asset Trust Unit Repackagings (SATURNS), Limited Brands Inc. Debenture Backed Series 2005-3 Trust (the “Trust”) (New York Stock Exchange Ticker Symbol “HJR”), announced today that it has received a Call Notice notifying the Trust of the intended exercise of 100% of the remaining outstanding Warrants representing the right to acquire a combined Unit Principal Balance of 25,000,000 Units for settlement on June 12, 2014 (the “Intended Settlement Date”). Under the terms of the Warrants, delivery of the notice does not give rise to an obligation on the part of the Warrantholder to pay the specified call price; and if by 4 p.m. New York time on the Business Day prior to the Intended Settlement Date the party exercising the Warrants has not paid the required call price, the Call Notice will be effectively rescinded, in which case settlement of the relevant Warrants would not occur and the Warrants would continue in effect and could be exercised on a subsequent date. If settlement of the Warrants occurs pursuant to the Call Notice on the Intended Settlement Date, then Unitholders will receive the par value plus accrued interest of each Unit, in an amount to be determined in accordance with the Trust Agreement.

Contact:

Thais Hayum – Vice President

U.S. Bank - Corporate Trust Services

P: +1-312-332-7489

F: +1-312-332-7992

E: thais.hayum@usbank.com